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                                                                    EXHIBIT 10.1

                            CROSS TIMBERS OIL COMPANY

                    AGREEMENT FOR GRANT OF PERFORMANCE SHARES
                    -----------------------------------------

         This Agreement for Grant of Performance Shares (this "Agreement") is executed and effective on the 20th day of February, 2001, by and between CROSS TIMBERS OIL COMPANY, a Delaware corporation (the "Company"), and [form for Bob
                                                                  ------------
R. Simpson and Steffen E. Palko] (the "Executive").
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                                   WITNESSETH:
                                   -----------

         WHEREAS, the Board of Directors of the Company and the Compensation Committee (as hereinafter defined) recognize that the current business environment makes it difficult to attract and retain highly qualified key employees unless a certain degree of security can be offered to such individuals against organizational and personnel changes which frequently follow a Change in Control (as defined below) of a corporation; and

         WHEREAS, even rumors of acquisitions or mergers may cause key employees to consider major career changes in an effort to ensure financial security for themselves and their families; and

         WHEREAS, the Company desires to ensure fair treatment of its key employees in the event of a Change in Control and to allow them to make critical career decisions without undue time pressure and financial uncertainty; and

         WHEREAS, the Company recognizes that its key employees will be involved in evaluating or negotiating any offers, proposals or other transactions which could result in a Change in Control of the Company and believes that it is in the best interest of the Company and its stockholders for such key employees to be in a position, free from personal, financial and employment considerations, to assess objectively and pursue aggressively the interests of the Company and its stockholders in making these evaluations and carrying on such negotiations; and

         WHEREAS, the Board of Directors of the Company and the Compensation Committee believe it is essential to provide such key employees with assurance that, in the event of a Change in Control, they will receive grants of performance shares consistent with the grants that they have historically received under the terms of the Cross Timbers Oil Company 1998 Stock Incentive Plan, and in order to accomplish these objectives, the Board and the Compensation Committee have caused the Company to enter into this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Company and the Executive agree as follows:

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                                    ARTICLE I
                                   DEFINITIONS

         As used herein, the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

         1.1      Board.  The Board of Directors of the Company.
                  -----

         1.2      Change in Control.  A "Change in Control" shall mean any one
                  -----------------
         of the following:

                  (a) "Continuing Directors" no longer constitute a majority of the Board; the term "Continuing Director" means any individual who is a member of the Board on the date hereof or was nominated for election as a director by, or whose nomination as a director was approved by, the Board with the affirmative vote of a majority of the Continuing Directors;

                  (b) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended ("Exchange Act")) together with his or its affiliates, becomes the beneficial owner, directly or indirectly, of 25% or more of the voting power of the Company's then outstanding securities entitled generally to vote for the election of the Company's directors;

                  (c) the merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the combined voting power to vote for the election of directors of the surviving corporation or other entity following the effective date of such merger or consolidation; or

                  (d) the sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

Notwithstanding anything herein to the contrary, under no circumstances will a change in the constitution of the board of directors of any Subsidiary, a change in the beneficial ownership of any Subsidiary, the merger or consolidation of a Subsidiary with any other entity, the sale of all or substantially all of the assets of any Subsidiary or the liquidation or dissolution of any Subsidiary constitute a "Change in Control" under this Plan.

         For purposes of this Agreement, if the Executive's employment with the Company is terminated by the Company other than for "Cause" (as defined in the Cross Timbers Oil Company Management Group Employee Severance Protection Plan) prior to the date on which a Change in Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with a Change in Control, then for all purposes hereof, such

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termination shall be deemed to have occurred immediately following a Change in
Control.

     1.3 Common Stock. The common stock, par value $0.01 per share, which the
         ------------
Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be.

     1.4 Compensation Committee. The Compensation Committee of the Board of
         ----------------------
Directors of the Company.

     1.5 Performance Shares. Shares of Common Stock of the Company that are
         ------------------
issued pursuant to Performance Share Awards granted under the Plan, in accordance with Article IV of the Plan.

     1.6 Plan. The Cross Timbers Oil Company 1998 Stock Incentive Plan, or any
         ----
successor or substitute plan under which Performance Shares may be granted.

                                   ARTICLE II
                           GRANT OF PERFORMANCE SHARES

     2.1 Performance Share Grant. If the Executive is employed by the Company on
         -----------------------
the date of a Change in Control, then immediately prior to such Change in Control, the Company (or, as applicable, the Compensation Committee or other committee with authority to grant awards under the Plan) shall grant a Performance Share Award under the Plan to the Executive as follows: that number of shares of Common Stock of the Company equal to (i) [see Exhibit A attached for the number of shares for each individual], multiplied by (ii) the ratio,
                                               -------------
rounded down to the nearest whole number, of (A) the closing price of the Company's Common Stock on the day on which the Change in Control occurs (or, if such Common Stock is not traded on the day the Change in Control occurs, on the day on which such Common Stock last traded prior to the Change of Control) minus $30.00, divided by (B) $2.50. The number of Performance Shares calculated in accordance with the preceding sentence shall be reduced (but not below zero) by any Performance Shares granted to the Executive under the Plan after the date of this Agreement but prior to the date of the Change in Control which have not been forfeited by the Executive prior to or on the date of the Change in Control, provided, however, that the Compensation Committee or other committee with authority to grant awards under the Plan may designate from time to time that certain Performance Shares granted after the date of this Agreement shall not reduce the number of Performance Shares to be granted immediately prior to a Change in Control under this Section 2.1.
                             -----------

     The grant of the Performance Share Award shall be made in accordance with all of the terms and conditions of the Plan, including delivery of certificates representing the Performance Shares and a written Award Agreement executed by the Company and the Executive. The Performance Share Award granted under this Agreement shall be 100% vested as of the date of the Change in Control, and the Executive shall be entitled to receive certificates free of any

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legend regarding performance targets or forfeiture.

     2.2 Adjustments. In the event that any dividend or other distribution
         -----------
(whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Compensation Committee to be appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Compensation Committee shall (i) adjust the [number of] Performance Shares set forth in Section 2.1 above, [see
                                                       -----------
Exhibit A attached for the number of shares for each individual] and (ii) adjust the $30.00 and $2.50 amounts set forth in Section 2.1 above; for example, if the
                                          -----------
Common Stock is split on a 3 for 2 basis, 40,000 would be increased to 60,000, $30.00 would be reduced to $20.00, and $2.50 would be reduced to $1.67.

     2.3 Cash Payment in lieu of Performance Shares. To the extent the Company
         ------------------------------------------
is unable to provide the Executive with the Performance Shares required by this Agreement, the Company shall, in lieu thereof, pay to the Executive, in one lump-sum cash payment within five (5) days after the date of the Change in Control, an amount equal to the value of such Performance Shares as of the date of the Change in Control.

     2.4 No Set-off of Amounts Payable Hereunder. The Company's obligations
         ---------------------------------------
hereunder also shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive.

                                   ARTICLE III
                              SUCCESSORS TO COMPANY

     This Agreement shall bind any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, in the same manner and to the same extent that the Company would be obligated under this Agreement if no succession had taken place. In the case of any transaction in which a successor would not, by the foregoing provision or by operation of law, be bound by this Agreement, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company's obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach hereof and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder. As used herein, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Article III or which otherwise
                                            -----------
becomes bound by all the terms and provisions hereof by operation of law.

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                                   ARTICLE IV
                             DURATION AND AMENDMENT

     4.1 Duration. This Agreement shall continue in effect until terminated in
         --------
accordance with Section 4.2. If a Change in Control occurs, this Agreement shall
                -----------
continue in full force and effect, and shall not terminate or expire, until after the Executive shall have received all of benefits to which he is entitled hereunder in full.

     4.2 Amendment or Termination. This Agreement may not be amended or
         ------------------------
terminated except by a mutual written agreement signed by all parties.

                                    ARTICLE V
                                  MISCELLANEOUS

     5.1 Notices. All notices, requests, demands and other communications
         -------
required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given and acknowledged by written receipt, or on the seventh day after mailing if mailed (return receipt requested), postage prepaid and properly addressed as follows:

     Cross Timbers:          Cross Timbers Oil Company
     -------------
                             810 Houston Street, Suite 2000
                             Fort Worth, Texas 76102
                             Attention: Board of Directors

     Executive:              [
     ---------

                                                           ]

Any party may change its address for purposes of this Section 5.1 by giving the
                                                      -----------
other party written notice of the new address in the manner set forth above.

     5.2 Assignment; Binding Effect. Any party without the prior written consent
         --------------------------
of the other party hereunder may assign neither this Agreement nor any of the rights or obligations. This Agreement is binding upon and inures to the benefit of Executive and Company and their respective heirs, personal representatives and permitted successors and assigns.

     5.3 Governing Law. This Agreement shall be governed by, and construed and
         -------------
enforced in accordance with, the laws of the State of Texas.

     5.4 Waiver. Any waiver by any party of a breach of any provision of this
         ------
Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision of this Agreement.

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     5.5  Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between the parties hereto with respect to the subject matter hereof and supersedes any and all prior and contemporaneous promises, agreements, and representations not set forth in this Agreement.

     5.6  Severability. Should any one or more of the provisions hereof be
          ------------
determined to be illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

     5.7  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

     5.8  Dispute Resolution. Any dispute, controversy or claim arising out of
          ------------------
or in relation to or connection to this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and any party may submit such dispute, controversy or claim to arbitration.

          (a)  Arbitrator. The arbitration shall be heard and determined by one
               ----------
     arbitrator, who shall be impartial and who shall be selected by mutual agreement of the parties. If the parties cannot agree on the arbitrator, then the appointing authority for the implementation of such procedure shall be the Chief Executive Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim.

          (b)  Proceedings. Unless otherwise expressly agreed in writing by the
               -----------
     parties to the arbitration proceedings:

               (i) The arbitration proceedings shall be held in Fort Worth, Texas, at a site chosen by mutual agreement of the parties, or if the parties cannot reach agreement on a location within thirty (30) days of the appointment of the arbitrator, then at a site chosen by the arbitrator;

               (ii) The arbitrator shall be and remain at all times wholly independent and impartial;

               (iii) The arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

               (iv) Any procedural issues not determined under the arbitral rules selected pursuant to item (iii) above shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

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               (v)    The costs of the arbitration proceedings (including
          attorneys' fees and costs) shall be borne in the manner determined by the arbitrator;

               (vi) The decision of the arbitrator shall be reduced to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrator; made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement;

               (vii) The award shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at 12% per annum; and

               (viii) Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

          (c)  Acknowledgment of Parties. Each party acknowledges that he or she
               -------------------------
     or it has voluntarily and knowingly entered into an agreement to arbitration under this Section by executing this Agreement.

     5.9  Employment Status. This Agreement does not constitute a contract of
          -----------------
employment or impose on the Company any obligation to retain the Executive as an employee.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year above written.

                                   CROSS TIMBERS OIL COMPANY



                                   By: _________________________________________
                                   Name:  Robert C. Myers
                                   Title: Vice President - Human Resources


                                   EXECUTIVE


                                   _____________________________________________

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                                                                       EXHIBIT A

Section 2.1
-----------

         Bob R. Simpson                                       40,000 shares

         Steffen E. Palko                                     20,000 shares

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